UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 30, 2015

SABRA HEALTH CARE REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34950	27-2560479
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18500 Von Karman, Suite 550 Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number including area code: (888) 393-8248

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.
On June 30, 2015, Sabra Health Care Northeast, LLC, a subsidiary of Sabra Health Care REIT, Inc. (the “Company”), completed the previously disclosed acquisition of three skilled nursing facilities that specialize in transitional care and medically complex post-surgical, ventilator and dialysis patients with a total of 472 licensed beds located in Maryland for $175.2 million (the “NMS Phase I Facilities”). The Company funded the acquisition of the NMS Phase I Facilities with proceeds from its revolving credit facility.
In connection with the acquisition of the NMS Phase I Facilities, the Company and the current operator entered into a triple-net master lease agreement, which has an initial term of 15 years with two 10-year renewal options and an annual rent escalator equal to the greater of 2.50% or the Consumer Price Index, but not to exceed 2.75%.

Item 8.01	Other Events.
Also on June 30, 2015, Sabra Hagerstown, LLC, a subsidiary of the Company, and Marsh Pike, LLC entered into a purchase and sale agreement (the “Phase II Purchase Agreement”) to acquire a fourth skilled nursing facility that also specializes in transitional care and medically complex post-surgical, ventilator and dialysis patients with a total of 206 licensed beds (the “NMS Phase II Facility” and collectively with the NMS Phase I Facilities, the “NMS Portfolio”) located in Maryland for $58.8 million. The Phase II Purchase Agreement is subject to customary closing conditions, including the satisfactory completion by the Company of its due diligence investigation and the assumption of an existing $10.8 million U.S. Department of Housing and Urban Development (“HUD”) loan having an annual interest rate of 5.60%. In addition to the HUD loan assumption, the Company expects to fund the acquisition of the NMS Phase II Facility with proceeds from its revolving credit facility.
Upon completion of the acquisition of the NMS Phase II Facility, the Company and the current operator will enter into a triple-net lease agreement with respect to the NMS Phase II Facility, which will have an initial term of 15 years with two 10-year renewal options and an annual rent escalator equal to the greater of 2.50% or the Consumer Price Index, but not to exceed 2.75%. Collectively, the leases with respect to the NMS Portfolio are expected to generate annual lease revenues determined in accordance with GAAP of $24.5 million and an initial yield on cash rent of 8.75%.

Item 9.01	Financial Statements and Exhibits.

(a)
Financial Statements of Real Estate Acquired. The Company intends to file, by amendment to this Form 8-K, the financial statements required by this item no later than 71 days after the date this Form 8-K is required to be filed.

(b)
Pro Forma Financial Information. The Company intends to file, by amendment to this Form 8-K, the pro-forma financial information required by this item no later than 71 days after the date this Form 8‑K is required to be filed.

(d)	Exhibits
2.1
Purchase Agreement, dated June 22, 2015, between Sabra Health Care Northeast, LLC and Van Buren Street LLC, Randolph Road, LLC and St. Thomas More, LLC (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Sabra Health Care REIT, Inc. on June 24, 2015).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SABRA HEALTH CARE REIT, INC.

/S/ HAROLD W. ANDREWS, JR.
Name:	Harold W. Andrews, Jr.
Title:	Executive Vice President, Chief Financial Officer and Secretary
Dated: July 7, 2015